Exhibit R(2)
POLICY AND PROCEDURES OF
PHOENIX/ZWEIG ADVISERS LLC AND EUCLID ADVISORS LLC
DESIGNED TO DETECT AND PREVENT INSIDER TRADING
SECTION I. POLICY STATEMENT ON INSIDER TRADING
A. Introduction
     Phoenix/Zweig Advisers LLC and Euclid Advisors LLC (each of which is hereinafter referred to as an “Adviser” or the “Adviser”) each seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.
     Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and issue an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.
     Regardless of whether a government inquiry occurs, the Advisers view seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.
B. Scope of the Policy Statement
     This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers and employees of the Advisers (including spouses, minor children and adult members of their households).
     This Policy Statement on Insider Trading and the following procedures to implement the Adviser’s Policy represent the Adviser’s current such Policy Statement and Procedures. Such Policy Statement and Procedures may be revised or supplemented from time to time by the issuance of a new Policy Statement and Procedures or a supplement or memorandum from the Adviser’s chief executive officer and/or compliance officer.
     The law of insider trading is unsettled and continuously developing; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to this Policy Statement to the Compliance Officer, who is Marc Baltuch, or, in his absence, Melinda Reibel or Jennifer Marinpetro. You also must notify the Compliance Officer immediately if you have any reason to believe that a violation of this Policy Statement has occurred or is about to occur.

C. Policy Statement on Insider Trading
     No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others (such as mutual funds and private accounts managed by the Advisers), while in possession of material, nonpublic information; nor may any personnel of an Adviser communicate material, nonpublic information to others in violation of the law. This section reviews principles important to this Policy Statement.
     1. What is Material Information?
     Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company’s securities. No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.
     Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.
     Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the WALL STREET JOURNAL’S Heard on the Street column.
     2. What is Nonpublic Information?
     Information is “public” when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

     3. Identifying Inside Information
     Before executing any trade for yourself or others, including investment companies or private accounts managed by an Adviser, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps.
i.	Report the information and proposed trade immediately to the Compliance Officer.

ii.	Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Advisers.

iii.	Do not communicate the information inside or outside the Advisers, other than to the Compliance Officer.

iv.	After the Compliance Officer has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take.
You should consult with the Compliance Officer before taking any action. This degree of caution will protect you, your clients and the firm.
     4. Contacts with Public Companies
     For the Advisers, contacts with public companies represent an important part of our research efforts. An Adviser may make investment decisions on the basis of the firm’s conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee of an Adviser or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Adviser must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the Compliance Officer immediately if you believe that you may have received material, nonpublic information.
     5. Tender Offers
     Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees of an Adviser and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

SECTION II.	PROCEDURES TO IMPLEMENT THE ADVISERS’
POLICY STATEMENT ON INSIDER TRADING
     The following procedures have been established to aid the officers, directors and employees of the Advisers in avoiding insider trading, and to aid the Advisers in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of an Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.
A. Personal Securities Trading
1. Definitions
(a)	“Access Person:” pursuant to Rule 17j-1 of the Investment Company Act of 1940, means any Advisory Person of a Fund or of a Fund’s investment adviser. All of Advisers directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. All of the Funds directors, officers, and general partners are presumed to be Access Persons of the Fund.

(b)	In addition, Access Persons include any director, officer or general partner of PEPCO, the principal underwriter of the Funds, who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Fund for which PEPCO acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

(c)	Advisory Person of a Fund or of a Fund’s investment adviser means:
(i)	Any director, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(ii)	Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund; and

(iii)	Any Investment Personnel.
(d)	“Affiliated person” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

(e)	“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-l(a)(2) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder. Generally, beneficial ownership means having or sharing, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect “pecuniary interest” in the security. For the purposes hereof,
(i)	“Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

(ii)	“Indirect pecuniary interest” includes, but is not limited to: (a) securities held by members of the person’s “immediate family” (this means any child, child-in-law, stepchild, grandchild, parent, parent-in-law, stepparent, grandparent, spouse, sibling, or sibling-in-law and includes adoptive relationships) sharing the same household (which ownership interest may be rebutted); (b) a general partner’s proportionate interest in portfolio securities held by a general or limited partnership; (c) a person’s right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person’s interest in securities held by a trust; (e) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions (see Rule 16a-1(a)(2)).
(f)	“Chief Compliance Officer” refers to the person appointed by the Boards of the funds pursuant to the provisions of Rule 38a-1. Such person is identified on Schedule A hereto.

(g)	“Compliance Officer” may refer to the Fund’s designated Compliance Officer or an Adviser’s Compliance Officer or any person designated by each such to perform the administrative functions of this Code.

(h)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

(i)	“Covered Security” means all securities including those issued by any reportable fund, except securities that are direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and shares of unaffiliated registered open-end investment companies.

(j)	“Disinterested Trustee” means a Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

(k)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(l)	“Investment Personnel” shall mean:

(i)	any employee of the Fund or Adviser (or of any company in a control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and

(ii)	any natural person who controls the Fund or an Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund. Investment Personnel includes any Portfolio Manager or other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions.
(1)	“Limited Offering” or “Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(m)	“Managed Portfolio” shall mean those Funds, individually and collectively, for which the Portfolio Manager makes buy and sell decisions. For those Funds operating as series companies, Managed Portfolio shall include only the series for which the Portfolio Manager serves as the Portfolio Manager.

(n)	“Portfolio Manager” means the person or portfolio management team entrusted to make or participate in the making of the buy and sell decisions for a Fund, or series thereof; as disclosed in the Fund(s) prospectus.

(o)	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a security that is exchangeable for or convertible into a security.

(p)	“Reportable Fund” includes those 1940 Act registered investment companies for which the Adviser or an affiliate acts as adviser or sub-adviser, or principal underwriter.

(q)	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

(r)	“Security Held or to be Acquired” by a Fund means:
(i)	any Covered Security which, within the most recent 15 days:
(A)	is or has been held by the Fund; or

(B)	is being or has been considered by the Fund or any of its investment advisers for purchase by the Fund; and
(ii)	any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (p)(i) of this Section.
A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the

Investment Personnel making the recommendation, when such person seriously considers making such a recommendation.
2. Prohibited Activities
(a)	IPO Rule: No Advisory Person may directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering (including IPOs offered through the Internet), except with the prior written approval of the Adviser’s Compliance Officer. No NASD registered person may participate in an IPO pursuant to NASD Rule 2790.

(b)	Limited Offering/Private Placement Rule: No Advisory Person may directly or indirectly acquire beneficial ownership in any securities in a Limited Offering or Private Placement except with the prior written approval of the Adviser’s Compliance Officer.
(i)	The Adviser’s Compliance Officer will make a record of any decision, and the reasons supporting the decision, to grant approval for transactions in IPOs and Limited Offerings, and will maintain these records for at least five years after the end of the fiscal year in which the approval is granted.
(c)	Preclearance Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security unless such transaction has been precleared by the Adviser’s Compliance Officer. Preclearance is required prior to executing any trade through any personal brokerage account, unless specially exempted under Section 4 above. Preclearance is valid through the business day next following the day preclearance is given.
(i)	The Adviser’s Compliance Officer will monitor investment activity by the Advisory Person involving the precleared transaction.

(ii)	Compliance reserves up to one business day to respond to any request for preclearance.
Note: The Compliance Officer may deny approval of any transaction requiring preclearance under this Preclearance Rule, even if the transaction is nominally permitted under this Code of Ethics, if he or she reasonably believes that denying preclearance is necessary for the protection of a Fund. Any such denial may be appealed to the Fund’s Chief Compliance Officer. The decision of the Chief Compliance Officer shall be final.
(f)	Open Order Rule: No Advisory Person may directly or indirectly acquire or dispose of beneficial ownership in any Covered Security on a day during which a Fund has a pending “buy” or “sell” order for that security of the same type (i.e., buy or sell) as the proposed personal trade, until the Fund’s order is executed or withdrawn.

Exceptions: The following securities transactions are exempt from the Open Order Rule:
1.	Purchases or sales of up to 500 shares of an issuer ranked in the Standard & Poor’s 500 Composite Stock Index (S&P 500) at the time of purchase or sale The Adviser’s Compliance Officer shall make available an updated list of such issuers quarterly.

2.	Purchases or sales approved by the Adviser’s Compliance Officer in his/her discretion.
(g)	Blackout Rule: No Investment Personnel may directly or indirectly acquire or dispose of beneficial ownership in a Covered Security within seven calendar days before and after a Managed Portfolio trades in that Security.

Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule, if and to the extent the transaction is not covered by exceptions to those rules.

(h)	Holding Period Rule: Advisory Persons must hold each Security for a period of not less than sixty (60) days from date of acquisition.

(i)	Gifts: No Access Person shall accept any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, gifts, prizes, travel expenses, meals and certain types of entertainment) of more than $100 in value from any person or entity that does business with or on behalf of the Advisor or the Fund. All gifts received must be reported to the Advisor’s Compliance Department.
Any profits realized by Advisory Personnel on a personal trade in violation of Sections 1(f),(g) and (h) must be disgorged at the request of the Fund.
(j)	Service as Director. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

(k)	Market Timing Prohibited. No Portfolio Manager shall engage in excessive trading or market timing activities with respect to any mutual fund whether or not such mutual fund is a Managed Portfolio, or is managed by such Adviser/Subadvisor or any affiliated adviser or subadviser. For the purposes of the foregoing, “market timing” shall be defined as a purchase and redemption, regardless of size, in and out of the same mutual fund within any sixty (60) day period. The foregoing restrictions shall not apply to Portfolio Managers investing in mutual funds through automatic reinvestment programs, and any other non-volitional investment vehicles. Portfolio Managers shall provide quarterly certifications as to their compliance with this restriction.
3. Exempted Transactions
The preclearance prohibitions of Section 1 of this Code, shall not apply to:
(a)	Purchases or sales effected in any account over which the Advisory Person has no direct or indirect influence or control in the reasonable estimation of the Adviser’s

Compliance Officer. This exemption will also apply to personal brokerage accounts for which a third party (e.g. broker, financial advisor) makes all investment decisions on behalf of the Access Person. The discretionary arrangement must be documented to the Adviser’s Compliance Officer or his or her designee.
(b)	Purchases or sales of securities not eligible for purchase or sale by the Fund.

(c)	Purchases or sales which are non-volitional on the part of either the Advisory Person or the Fund.

(d)	Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

(e)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(f)	Purchase or sale of securities issued under an employee stock purchase or incentive program unless otherwise restricted.
4. Accounts Covered
Advance clearance must be obtained for any personal transaction in a security by an officer, director or employee of an Adviser if such person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.
The term “beneficial ownership” is defined by rules of the SEC which will be applicable in all cases. Generally, under the SEC rules, a person is regarded as having beneficial ownership of securities held in the name of:
a)	a husband, wife or a minor child;

b)	a relative (including in-laws, step-children, or step-parents) sharing the same house;

c)	anyone else if the officer, director or employee:
(i)	obtains benefits substantially equivalent to ownership of the securities; or

(ii)	can obtain ownership of the securities immediately or at some future time.

5. Exemption from Clearance Requirement
Clearance is not required for any account over which an officer, director or employee has no influence or control; however, the existence of such an account must be reported to the Compliance Officer. The Compliance Officer, in his sole discretion, has the authority to request further information and documentation regarding any account over which an officer, director or employee reports he has no influence or control.
B. Report of Transactions
1.	Transactions and Accounts Covered
a)	All personal transactions in any account for which advance clearance is required must also be reported in the next quarterly transaction report after the transaction is effected.

b)	Every officer, director and employee of an Adviser must file a report when due even if such person made no purchases or sales of securities during the period covered by the report.

c)	Any Access Person shall immediately report any potential violation of this Code of which he or she becomes aware to the Compliance Department.
2.	Time of Reporting
A.	Reports of personal transactions must be made within 10 days after the end of each calendar quarter. Thus, reports are due on the 10th day of January, April, July and October.

B.	All employees are also required to report on an annual basis a listing of all non-exempt securities holdings as of December 31 of the preceding year. Reports are due no later than the 14th of February. New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment. The initial holdings report must be current as of a date not more than 45 days prior to the individual becoming an access person.
3.	Form of Reporting

The report must be on the form provided by the Compliance Department. A copy of the form is attached.

4.	Responsibility to Report

The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Compliance Department to facilitate the reporting process does not change or alter that responsibility.

5.	Where to File Report

All reports must be filed with the Compliance Department.

6.	Code of Ethics Reports

In addition, “Access Persons” of Phoenix/Zweig Advisers LLC., The Zweig Fund, Inc., The Zweig Total Return Fund, Inc., Phoenix-Zweig Trust, Euclid Advisors LLC (i) are required to make any reports required under the Code of Ethics of such advisers or funds, as the case may be, and (ii) must comply with all the other provisions (including the personal trading restrictions) of such Code of Ethics.
C. High-Risk Trading Activities
Certain high-risk trading activities, if used in the management of a personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase (“call”) or sell (“put”) securities at certain predetermined prices. Officers, directors and employees of the Advisers should understand that short sales and trading in derivative instruments involve special risks — derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each officer, director and employee to his or her employer may heighten those risks. For example, if an Adviser becomes aware of material, nonpublic information about the issuer of the underlying securities, such Adviser’s personnel may find themselves “frozen” in a position in a derivative security. The Advisers will not bear any losses resulting in personal accounts through the implementation of this Policy Statement.
D. Restrictions on Disclosures
Officers, directors and employees of the Advisers shall not disclose any nonpublic information (whether or not it is material) relating to the Advisers or their securities transactions on behalf of clients to any person outside an Adviser (unless such disclosure has been authorized by such Adviser). Material, nonpublic information may not be communicated to anyone, including persons within an Adviser, except as provided in Section I above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

E. Review
The Compliance Officer will review and consider any proper request of an officer, director or employee of an Adviser for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such person. The Compliance Officer’s decision is completely within his sole discretion.
F. Sanctions
Upon discovering a violation of this Code, the Board of Trustees of a Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate. Provided further, the Adviser’s Compliance Officer shall review and present sanctions levied for non-compliance at each regularly scheduled Board meeting. Please see attached Appendix B of Sanctions that may be levied for violations of this Code.
G. Recordkeeping
All Code of Ethics records will be maintained pursuant to the provisions of Rules 17j-1 and 204A-1.

4. Acknowledgement
     I have read and understand this Policy Statement on Insider Trading. I certify that I have, to date, complied and will continue to comply with this Policy Statement. I understand that any violation of this Policy Statement may lead to sanctions, including dismissal.

(Signature)	(Date)

(Print name)

SECTION III. SUPERVISORY PROCEDURES
     The Advisers have assigned the Compliance Officer the primary responsibility for the implementation and maintenance of the Advisers’ policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications — prevention of insider trading and detection of insider trading.
1. Prevention of Insider Trading
     To prevent insider trading, the Compliance Officer should:
i.	provide, on a regular basis, an education program to familiarize officers, directors and employees with the Advisers’ policy and procedures;

ii.	answer questions regarding the Advisers’ policy and procedures;

iii.	resolve issues of whether information received by an officer, director or employee of an Adviser is material and nonpublic and determine what action, if any, should be taken;
iv.	review on a regular basis and update as necessary an Adviser’s policy and procedures;

v.	when it has been determined that an officer, director or employee of an Adviser has material, nonpublic information:
1. implement measures to prevent dissemination of such information, and
2. if necessary, restrict officers, directors and employees from trading the securities; and
vi.	promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee of an Adviser for clearance to trade in specified securities.
2. Detection of Insider Trading
     To detect insider trading, the Compliance Officer should:
i. review the trading activity reports filed by each officer, director and employee;
ii.	review the trading activity of mutual funds and private accounts managed by the Advisers;

iii.	review trading activity (if any) of an Adviser’s own account;

iv.	promptly investigate all reports of any possible violations of the Advisers’ Policy and Procedures to Detect and Prevent Insider Trading; and
v. coordinate the review of such reports with other appropriate officers, directors or employees of an Adviser.

3. Sanctions
     Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.
4. General Reports to Management
     On an as-needed or periodic basis, the Advisers may find it useful for the Compliance Officer to prepare a written report to the management and/or Board of Directors of an Adviser setting forth some or all of the following:
i.	a summary of existing procedures to detect and prevent insider trading;

ii.	a summary of any changes in procedures made in the last year;
iii. full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation;
iv. an evaluation of the current procedures and a description of any anticipated changes in procedures; and
v. a description of the Advisers’ continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

INVESTMENT REPORTING MATRIX
(Appendix A to Code of Ethics)

Type of Investment	Reportable	Preclearance
Bank Conversions	YES	YES
Blind Trusts	YES	NO
Call/Matured Securities	YES	NO
Cash Management Accounts (No Securities Trading)*	NO	NO
Closely Held Corporate Stock	YES	NO
Co-op Apartment Shares	NO	NO
Commercial Paper	NO	NO
Convertible Bonds	YES	YES
Corporate Bonds	YES	YES
Corporate Mergers/Tenders	YES	NO
Dividend Reinvestment Plans	YES-annually	NO
Exchange Traded Funds (“ETF”)	YES	YES
Family Business (Private)	NO	NO
Foreign Government Bonds	YES	YES
Futures	YES	YES
Gifts of Securities	YES	NO
Initial Public Offering	NOT ALLOWED	N/A
Insurance Company Conversions	YES	YES
Limit Orders/Good Til Canceled	YES	Every Other Day
Money Market Funds- Direct	NO	NO
Municipal Bonds	YES	YES
Mutual Funds- Closed End	YES	YES
Mutual Funds- Open End- Direct	NO	NO
Opening of a Bank Trading Account	YES	YES
Opening of a Brokerage Account	YES	YES
Options (60 + days)	YES	YES
Private Partnerships- Affiliated **	NO	NO
Private Investment Partnerships-Unaffiliated	YES	YES
Restricted Stock (Private Placements)	YES	YES
Rights Offering (including over subscriptions)-Exercising	YES	NO
Structured Notes	YES	YES
Stock- Purchase/Sales	YES	YES
Stock- Short Sales	YES	YES
Stock- Dividends/Splits	YES-annually	NO
Systematic Investment Plan with Corporate Issuer	YES-annually	NO
Transfer of a Brokerage Account	YES	YES
Trust Accounts	YES	See Compliance
Unit Investment Trust	YES	NO
US Government Securities	NO	NO
US Savings Bonds (EE)	NO	NO
Variable Annuities	NO	NO
Wrap Accounts	YES	See Compliance
Zweig Fund/Zweig Total Return Fund	YES	See Compliance and Legal

*	Registered Representatives must receive permission from their respective broker/dealer to open this account.

**	This information will not be reportable to compliance; however, the information will be maintained by the partnerships’ general counsel.

1/1/98

Appendix B — Sanctions

Q Report Affiliated MF
Initial Holdings Report		Q Report		Transactions	Annual Report		Pre-Clear
	All Access Persons		All Access Persons	Investment Personnel		All Access Persons		Advisory Persons

•	1st violation — written warning	•	1st violation — written warning	• 1st violation — written warning	•	1st violation — written warning	•	1st violation — written warning
• •	2nd violation within the same year — $50.00 fine payable to the Phoenix Foundation 3rd violation within the same year — suspension of trading privileges for 30 days	• •	2nd violation within the same year — $50.00 fine payable to the Phoenix Foundation 3rd violation within the same year — suspension of trading privileges for 30 days	• •	2nd violation within the same year — $50.00 fine payable to the Phoenix Foundation 3rd violation within the same year — suspension of trading privileges for 30 days	• •	2nd violation within the same year — $100 fine payable to the Phoenix Foundation and suspension of trading privileges for 30 days
3rd violation within the same year — suspension of trading privileges for 90 days

Pre-Clear IPOs &		60-Day Holding	Market Timing Prohibition
Limited Offerings*	Blackout	Requirement	and Q Certificate	Open Order Rule
Advisory Personnel		Advisory Personnel	Investment Personnel		Investment Personnel
Investment Personnel
• •	1st violation — Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions. 2nd violation — possible grounds for termination	• • •	1st violation — disgorgement of profits on the personal trade
2nd violation — Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions.
3rd violation — possible grounds for termination	• • •	1st violation — written warning
2nd violation — violation within the same year - $50.00 fine payable to the Phoenix Foundation
		3rd violation within the same year — suspension of trading privileges for 60 days	• 1st violation — possible grounds for termination at determination of Chief Legal Officer and President of Phoenix Investment Counsel	• •	1st violation — Reported to Chief Legal Officer and President of Phoenix Investment Counsel for determination of appropriate sanctions. 2nd violation — possible grounds for termination

*s/t NASD Prohibition Rule 2790.